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                                                                   Exhibit h(2)

                                 CitiFunds Trust I
                               338 Greenwich Street
                             New York, New York 10013

                              ___________ __, 2003

Citicorp Trust Bank, fsb
125 Broad Street
New York, New York, 10004

          Re: Citi Institutional Money Reserves -- Transfer Agency and Services Agreement

 Ladies and Gentlemen:

         This letter serves as notice that Citi Institutional Money Reserves (the "Series"), a series of CitiFunds Trust I (the "Trust"), is added to the list of series of the Trust to which Citicorp Trust Bank, fsb ("Citicorp") renders services as transfer agent pursuant to the terms of the Transfer Agency and Services Agreement dated as of October 1, 1999 (the "Agreement"), between the Trust and Citicorp.

         Please sign below to evidence your agreement to render such services as transfer agent on behalf of the Series under the Agreement.

                                               CITIFUNDS TRUST I

                                               By:
                                                   --------------------------

                                               Title:
                                                      -----------------------


Acknowledgement:
CITICORP TRUST BANK, FSB

By:
    ---------------------------

Title:
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